UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 14, 2025

Bolt Projects Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40223	86-1256660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2261 Market Street, Suite 5447 San Francisco, CA	94114
(Address of principal executive offices)	(Zip Code)
(415) 325-5912
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	BSLK	The Nasdaq Stock Market LLC
Warrants, each 20 whole warrants exercisable for one share of Common stock at an exercise price of $230.00	BSLKW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
As previously disclosed in the Current Report on Form 8-K filed by Bolt Projects Holdings, Inc. (the “Company”) on August 14, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) on August 14, 2025 with the investors named therein (the “Investors”) pursuant to which the Company agreed to sell and issue to the Investors an aggregate of 913,979 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) for $4.65 per share or, in lieu of Shares, pre-funded warrants (the “Warrants”) to purchase shares (the “Warrant Shares”) of the Common Stock (the “Transaction”). Each Warrant was sold at a price of $4.6499 per Warrant with an initial exercise price of $0.0001 per Warrant, subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting the Common Stock. The Warrants can be exercised on a cash or on a cashless basis, and the Warrants have no expiration date. The Warrants became exercisable beginning on the Closing Date (as defined below), subject to a restriction preventing any Investors from beneficially owning more than 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon the exercise of the Warrant. The Transaction closed on August 15, 2025 (the “Closing Date”) with aggregate gross proceeds to the Company of approximately $4.25 million, prior to deducting placement agent fees and other offering expenses payable by the Company.

Rodman & Renshaw LLC acted as the Company’s exclusive placement agent in connection with the Transaction.

Under the terms of the registration rights agreement entered into among the Company and the Investors in connection with the Transaction (the “Registration Rights Agreement”), the Company has agreed to file a registration statement covering the resale of the Shares and Warrant Shares within ten (10) calendar days after the date of the Purchase Agreement (the “Filing Deadline”) and to use reasonable best efforts to cause the registration statement to be declared effective (A) in the event that the SEC does not review the registration statement, forty-five (45) calendar days after the date of the Purchase Agreement, or (B) in the event that the SEC reviews the registration statement, seventy-five (75) calendar days after the date of the Purchase Agreement (but in any event, no later than the fifth (5) trading day following the SEC indicating that it will not review the registration statement or has no further comments on the registration statement).

The Purchase Agreement and form of Warrant described above include customary representations, warranties and covenants by the Company and the Investors, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the form of Purchase Agreement, form of Registration Rights Agreement and form of Warrant do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth above in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02. The Transaction was conducted in reliance on an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder. Any issuance of Warrant Shares upon exercise of the Warrants pursuant to a cashless exercise will be made pursuant to Section 3(a)(9) of Securities Act. Any other issuance of Warrant Shares upon exercise of the Warrants will be made pursuant to Section 4(a)(2) of the Securities Act.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
4.1	Form of Pre-funded Warrant
10.1*	Form of Purchase Agreement
10.2*	Form of Registration Rights Agreement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*    Certain of the schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). The registrant hereby undertakes to provide further information regarding such omitted materials to the Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT PROJECTS HOLDINGS, INC.

Date: August 19, 2025	By:	/s/ Daniel Widmaier
	Name:	Daniel Widmaier
	Title:	Chief Executive Officer
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